UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2020

GULFSLOPE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1331 Lamar St., Suite 1665

Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 918-4100

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Modification of Terms of Outstanding Debentures and Warrants

On July 27, 2020, GulfSlope Energy, Inc. (“GulfSlope” of the “Company”) entered into an agreement with YA II PN, Ltd. (“YA II”), holder of outstanding convertible debentures (the “Debentures”) issued by the Company in the original principal amount of three million dollars ($3,000,000) that were scheduled to mature on August 21, 2020. Pursuant to the agreement, the Company and YA II agreed that the Company would make the following cash payments upon the Debentures in full satisfaction of the Company’s obligations thereunder:

$50,000 on the date of the Agreement;

$700,000 on or before August 21, 2020;

$750,000 on or before September 30, 2020; and

Any remaining principal amount outstanding on the Debentures on or before November 30, 2020.

At the date of the agreement, the principal balance outstanding on the Debentures was $1,900,000, which amount may be reduced in the event that YA II elects to convert principal prior to repayment. In connection with the agreement, YA II agreed not to convert more than $300,000 of principal of the Debentures between the date of the agreement and November 30, 2020.

Upon the timely payment by the Company of the amounts set forth above, all other amounts due on the Debentures, including any interest or fees accrued or that will accrue or become due or payable on the Debentures, will be extinguished. The Company plans to use a portion of the proceeds from the insurance settlement, discussed below, to pay YA II the amounts set forth above.

The Company further agreed to reduce the exercise price on the warrants held by YA II representing the right to purchase an aggregate of 50,000,000 shares of common stock of the Company from $0.04 per share to $0.02 per share in exchange for the elimination of anti-dilution provisions contained in the warrants.

Item 8.01 Other Events

Settlement of Insurance Claims

Also on July 27, 2020, the Company entered into a settlement with the underwriters of a well control events insurance policy covering certain claims associated with the re-drilling of a well in the Company’s Tau Prospect by the Company during May 2019. In accordance with the settlement, the Company will receive $6,575,000 on account of its 25% working interest in the well in exchange for a complete release of any further liability under the insurance policy. The Company intends to apply the proceeds from the insurance settlement to pay amounts due on the Debentures, to satisfy obligations to its vendors and for other general corporate purposes to include capital expenditures associated with the Company’s drilling program.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, anticipated impact of the COVID-19 outbreak, and other factors that may affect our future results and business, generally, including those discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov).

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2020

GULFSLOPE ENERGY, INC.

/s/ John N. Seitz
Name:	John N. Seitz
Title:	Chief Executive Officer